Exhibit 10.7

Letter of Subordination to be issued by Directors for Directors’ Advances

To	Maybank Islamic Berhad (200701029411(787435-M)) 15th Floor, Tower A Dataran Maybank 1, Jalan Maarof 59000 Kuala Lumpur

Re	Islamic Banking Facilities of RM 4,985,791.00 (“Banking Facilities”) granted to Win-Fung Fibreglass Sdn. Bhd.(Company Registration No. 198401004617(117136-D)) (“Customer”)

In consideration of you, at your request, having granted the Banking Facilities to the Customer pursuant to the Master Facility Agreement dated 1/th August 2020 (“Facility Agreement”), we, LIM YEW CHEAN (NRIC No.***) of 18, Lorong Burhanuddin Helmi 3, Taman Tun Dr Ismail, 60000 Kuala Lumpur, LEW CHEE HOONG (NRIC No.***) of No. 18, Lorong Burhanuddin Helmi 3, Taman Tun Dr Ismail, 60000 Kuala Lumpur and LAW WAI BOON (NRIC No. 850304-14-5884) of No. 18, Lorong Burhanuddin Helmi 3, Taman Tun Dr Ismail, 60000 Kuala Lumpur do hereby irrevocably and unconditionally agree and undertake, that so long as any Senior Liabilities (as defined below) are outstanding or in force, :-

1.	all Senior Liabilities shall rank In all respects In priority to the Subordinated Liabilities (as defined below) and accordingly that all the Subordinated Liabilities shall be fully subordinated to the Senior Liabilities;

2.	we shall not receive any payment, prepaymant or repaymant of, or any distribution in respect of (or on account of), any of the Subordinated Liabilities in cash or in kind or apply any money or property in discharge of the Subordinated Liabilities;

3.	we shall not discharge the Subordinated Liabilities by set off or any right of combination of accounts;

4,	we shall use or best endeavours to ensure that the Customer has sufficient funds to enable it to meet its obligations under the Facility Agreement;

5.	if in breach of (1) and (2) above, we obtain the benefit of such payments, we shall notify you immediately in writing and shall hold the same on trust for you, and forthwith pay to you an equal amount, which amount shall be treated as having been originally paid to you;

6.	If the Customer becomes subject to any insolvency, bankruptcy, reorganization, receivership, liquidation, dissolution or other similar proceedings whether voluntary or involuntary, you may (i) claim, enforce and prove for the Subordinated Liabilities, (ii) file claims and proofs, give receipts and take all such proceedings and do all such things as you see tit to recover the ubord1nated Liabilities and (iii) receive all distribution on the Subordinated Liabilities for application towards the Senior Liabilities;

7.	For purposes of interpretation, the terms :-

(a)	“Senior Liabilities” shall mean all moneys, whether in the nature of principal, profit, fees, commissions and other moneys expressed to be payable by the Customer or any Security Party, from time. to time OUA or to become due to you from the. Customer or any security party in respect of the Banking Facilities pursuant to the Facility Agreement: and

(b)	Subordinated Liabilities” shall mean all moneys, whether in the nature of principal, profit or otherwise, from time to time due and to become due to us from the Customer in respect of any moneys advanced by us or financed by the Customer from us, or amounts raised under any other transaction having the commercial effect of a financing by the Customer from us.

8,	This Letter of Subordination shall be in full force and effect until the full discharge by the Customer of its obligations under the Banking Facilities and shall not be affected by any account of the Customer being temporarily in credit or by any change in the constitution of the Customer or in the name or style thereof or by you giving time for payment or indulgence or by you now or hereafter dealing with exchanging releasing modifying or abstaining from perfecting or enforcing any guarantee lien bill charge mortgage or other security or any rights which you may not or hereafter have.

9.	This Letter of Subordination shall be binding on our successors in title and permitted assigns.

10.	This Letter of Subordination shall be governed by the laws of Malaysia and we hereby declare that we shall submit to the jurisdiction to the Courts of Malaysia.

Dated this day of 05 FEB 2021

Yours faithfully,

/s/ LIM YEW CHEAN
NRIC No.***

/s/ LEW CHEE HOONG
NRIC No.***

/s/ LAW WAI BOON
NRIC No.***

Witness by Solicitor

ADRIAN TAY KIEN CHONG
BC/A1832
ADVOCATE & SOLICITOR
KUALA LUMPUR